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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of The Neiman Marcus Group, Inc. on Form S-3 of our reports dated August 28, 1997, appearing in and incorporated by reference into the Annual Report on Form 10-K of The Neiman Marcus Group, Inc. for the year ended August 2, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





Deloitte & Touche LLP
Boston, Massachusetts
April 6, 1998